RECORDING REQUESTED BY:


WHEN RECORDED MAIL TO:

Andrews & Kurth L.L.P.
601 S. Figueroa Street,
Suite 4200
Los Angeles, California  90017
Attention:  Gregg J. Loubier, Esq.
Loan No. 1700020082
Property:  Green Valley Mall
              Green Valley, Arizona

                            MORTGAGE, DEED OF TRUST,
                         ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

         THIS MORTGAGE, DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may from time to time be extended, renewed or modified, the "Mortgage"), is made as of September 23, 1997, by CONCORD MILESTONE PLUS, L.P., a Delaware limited partnership, as trustor ("Mortgagor"), having its principal place of business at and whose mailing address is 5200 Town Center Circle, 4th Floor, Boca Raton, Florida 33486-1012 to FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee (the "Trustee"), and to and for the benefit of WESTCO REAL ESTATE FINANCE CORP., a California corporation, as beneficiary ("Mortgagee"), having its principal place of business at and whose mailing address is c/o Imperial Commercial Capital Corporation, 1 Park Plaza, Suite 430, Irvine, California 92614.

         To secure:

         A (i) the payment of an indebtedness in the original principal sum of FIVE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($5,400,000), lawful money of the United States of America, to be paid with interest according to a certain note dated the date hereof made by Mortgagor to Mortgagee (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "Note"), and all other sums, liabilities and obligations constituting the Debt (as defined in the Note), (ii) the payment of all sums advanced or incurred by Mortgagee contemplated hereby, and (iii) the performance of the obligations and covenants herein contained;

         B (i) the payment of an indebtedness in the original principal sum of EIGHT MILLION FOUR HUNDRED FORTY-FIVE THOUSAND AND NO/100 DOLLARS ($8,445,000), lawful money of the United States of America, to be paid with interest according to a certain note


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dated the date hereof made by Mortgagor to Mortgagee (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "California Note"), and all other sums, liabilities and obligations constituting the Debt (as defined in the California Note), (ii) the payment of all sums advanced or incurred by Mortgagee contemplated by the Mortgage (as defined in the California Note), and (iii) the performance of the obligations and covenants contained in the Mortgage (as defined in the California Note); and

         C (i) the payment of an indebtedness in the original principal sum of TWO MILLION EIGHT HUNDRED SIXTY-FIVE THOUSAND AND NO/100 DOLLARS ($2,865,000), lawful money of the United States of America, to be paid with interest according to a certain note dated the date hereof made by Mortgagor to Mortgagee (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "Arkansas Note"), and all other sums, liabilities and obligations constituting the Debt (as defined in the Arkansas
Note), (ii) the payment of all sums advanced or incurred by Mortgagee contemplated by the Mortgage (as defined in the Arkansas Note), and (iii) the performance of the obligations and covenants contained in the Mortgage (as defined in the Arkansas Note).

Mortgagor hereby irrevocably grants, transfers and assigns to Trustee, IN TRUST WITH POWER OF SALE, all of Mortgagor's present and future estate, right, title and interest in and to the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

         TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"):

         (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

         (b) all machinery, furnishings, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other personal property of every kind and nature (hereinafter collectively called the "Equipment"), whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the

Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements, including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code") superior in lien to the lien of this Mortgage;

         (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

         (d) all leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Premises and the Improvements heretofore or hereafter entered into (including, without limitation, any and all security interests, contractual liens and security deposits) (the "Leases") and all income, rents, issues, profits and revenues (including all oil and gas or other mineral royalties and bonuses) from the Premises and the Improvements (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

         (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

         (f) the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

         (g) all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all contract rights, franchises, books, records, plans, specifications, permits, licenses (to the extent assignable), approvals, actions, and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively called the "Intangibles"); and

         (h) any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Mortgagor's obligations under the Loan Documents (as defined in the Note), including (without limitation) the Tax and Insurance Escrow Fund (hereafter defined).

         Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

         1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor will pay the Debt at the time and in the manner provided in the Note and in this Mortgage. Mortgagor will duly and punctually perform all of the covenants, conditions and agreements contained in the Note, this Mortgage and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

         2. Warranty of Title. Mortgagor warrants that Mortgagor is the sole owner of and has good, legal, marketable and insurable fee simple title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to said exceptions. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee and/or Trustee against the claims of all persons whomsoever.

         3. Insurance. Mortgagor, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Mortgage for the mutual benefit of Mortgagor and Mortgagee against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard extended coverage insurance policy and included within the classification "All Risks of Physical Loss" including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft on a replacement cost basis with an Agreed Value Endorsement waiving co-insurance, all in an amount not less than 100 percent of the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation.

         (a) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the entire term of this Mortgage the following policies of insurance:

                  i) Flood insurance if any part of the Mortgaged Property now (or subsequently determined to be) is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lesser of the full replacement cost of the Improvements and the Equipment, the outstanding principal amount of the Note or the maximum limit of coverage available with respect to the Improvements and Equipment under said Act. Mortgagor hereby agrees to pay Mortgagee such fees as may be permitted under applicable law for the costs incurred by Mortgagee in determining, from time to time, whether the Mortgaged Property is then located within such area.

                  ii)      Comprehensive General Liability insurance, including
                            broad form property
         damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 for the Improvements and the Premises with excess umbrella coverage in an amount of at least $1 million arising out of any one occurrence with aggregate coverage of $3,000,000, except that if any buildings contain elevators, the aggregate coverage shall be a minimum of $4,000,000.

                  iii) Rental loss insurance in an amount equal to the aggregate annual amount of all Rents and additional Rents payable by all of the tenants under the Leases (whether or not such Leases are terminable in the event of a fire or casualty), and all other Rents, such rental loss insurance to cover rental losses for a period of at least one year after the date of the fire or casualty in question. The amount of such rental loss insurance shall be reviewed annually and shall be increased from time to time during the term of this Mortgage as and when rent increases occur under Leases previously in place and as a result of new Leases, and as renewal Leases are entered into in accordance with the terms of this Mortgage, to reflect all increased rent and increased additional rent payable by all of the tenants under all such Leases.

                  iv) Insurance against loss or damage from (1) leakage of sprinkler systems, and (2) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Premises and the Improvements. Coverage is required in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing same. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.

                  v) If the Mortgaged Property includes commercial property, worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement.

                  vi)      [Intentionally Deleted].

                  vii) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.

         (b) All policies of insurance  (the  "Policies")  required  pursuant to
Section 3: (i) shall contain a standard noncontributory mortgagee clause naming Mortgagee as the person to which all payments made by such insurance company shall be paid, (ii) shall be maintained throughout the term of this Mortgage without cost to Mortgagee, (iii) shall be assigned and delivered to Mortgagee,
(iv) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty
(30) days' prior written notice, of any modification, reduction or cancellation,
(v) shall be for a term of not less than one year, (vi) shall be issued by an insurer licensed in the state in which the

Mortgaged Property is located, (vii) shall provide that Mortgagee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same, (viii) shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds, and (ix) shall provide that all claims shall be allowable on events as they occur. Upon demand therefor, Mortgagor shall reimburse Mortgagee for all of Mortgagee's (or its servicer's) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this
Section 3, including (without limitation) obtaining updated flood hazard certificates and replacement of any so-called "forced placed" insurance coverages. All Policies required pursuant to subsections 3(a) and 3(b) shall be issued by an insurer with a claims paying ability rating of "A-" or better by Standard & Poor's Corporation or A:VIII or better by A.M. Best as published in Best's Key Rating Guide. Mortgagor shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable (unless such Insurance Premiums have been paid by Mortgagee pursuant to Paragraph 5 hereof). Not later than thirty (30) days prior to the expiration date of each of the Policies, Mortgagor will deliver to Mortgagee satisfactory evidence of the renewal of each Policy. If Mortgagor receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Mortgaged Property with any insurance requirements, Mortgagor shall give prompt notice thereof to Mortgagee.

         (c) In the event of the entry of a judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure sale, or delivery of a deed in lieu of foreclosure, Mortgagee hereby is authorized (without the consent of Mortgagor) to assign any and all Policies to the purchaser or transferee thereunder, or to take such other steps as Mortgagee may deem advisable to cause the interest of such transferee or purchaser to be protected by any of the Policies without credit or allowance to Mortgagor for prepaid premiums thereon.

         (d) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Mortgagor shall give prompt notice thereof to Mortgagee.

                  i) In case of loss covered by Policies,  Mortgagee  may either
         (1) settle and adjust any claim in consultation with but without the consent of Mortgagor, or (2) allow Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that Mortgagor may adjust losses aggregating not in excess of $100,000.00 if such adjustment is carried out in a competent and timely manner, and provided that in any case Mortgagee shall and is hereby authorized to collect and receipt for any such insurance proceeds; and the reasonable expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand (unless deducted by and reimbursed to Mortgagee from such proceeds).

                  ii) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (herein called an "Insured Casualty"), if (A) the loss is in an aggregate amount less than twenty-five percent (25%) of the original principal balance of the Note, and (B), in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within six (6) months after insurance proceeds are made available to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, and (C) no Event of Default (hereinafter defined) shall have occurred and be then continuing, then the proceeds of insurance shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Insured Casualty, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance to be disbursed together with the insurance proceeds) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                  iii) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt (subject to any restrictions under applicable law) or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and shall not reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

                  iv) In the event that proceeds of insurance, if any, shall be made available to Mortgagor for the restoring, repairing, replacing or rebuilding of the Mortgaged Property, Mortgagor hereby covenants to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee.

                  v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it (which evidence may include inspection[s] of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Mortgagee, (2) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (3) funds, or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (4) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. With respect to disbursements to be made by
         Mortgagee: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs described in subsection 3(d)(vi) below. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to any party entitled thereto. In no event shall Mortgagee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.

                  vi) Notwithstanding anything to the contrary contained herein, the proceeds of insurance reimbursed to Mortgagor in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Mortgagee in the adjustment and collection thereof and in the reasonable costs incurred by Mortgagee of paying out such proceeds (including, without limitation, reasonable attorneys' fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).

         4. Payment of Other Charges. Mortgagor shall pay all assessments, water rates and sewer rents, ground rents, maintenance charges, other governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Other Charges") as the same become due and payable. Mortgagor will deliver to Mortgagee evidence satisfactory to Mortgagee that the Other Charges have been so paid or are not then delinquent no later than thirty (30) days following the date on which the Other Charges would otherwise be delinquent if not paid. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property.

         5. Tax and Insurance Escrow Fund. On the Closing Date, Mortgagor shall make an initial deposit to the Tax and Insurance Escrow Fund, as hereinafter defined, of an amount which, when added to the monthly amounts to be deposited as specified below, will be sufficient in the estimation of Mortgagee to satisfy the next due taxes, assessments, insurance premiums and other similar charges. Mortgagor shall pay to Mortgagee on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay all taxes, assessments and other similar governmental impositions (the "Taxes") payable or estimated by Mortgagee to be payable, during the next ensuing twelve (12) months, and (b) unless otherwise waived by Mortgagee, one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (said amounts in [a] and [b] above hereinafter called the "Tax and Insurance Escrow Fund"). Mortgagee may, in its sole discretion, retain a third party tax consultant to obtain tax certificates or other evidence or estimates of tax due or to become due or to verify the payment of taxes and Mortgagor will promptly reimburse Mortgagee for the reasonable cost of retaining any such third parties or obtaining such certificates. Any unpaid reimbursements for the aforesaid shall be added to the Debt. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagor hereby pledges (and grants a lien and security interest) to Mortgagee any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Mortgagee will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Sections 3 and 4 hereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3 and 4 hereof, Mortgagee shall, in its discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Mortgaged Property. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Mortgagor shall promptly pay to Mortgagee, upon demand, an amount which Mortgagee shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Mortgagee shall be entitled to exercise both the rights of setoff and banker's lien, if applicable, against the interest of Mortgagor in the Tax and Insurance Escrow Fund to the full extent of the outstanding balance of the Debt, application of any such sums to the Debt to be in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. The Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. Unless otherwise required by applicable law, no earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Mortgagor even if the Mortgagee or its servicer is paid a fee and/or receives interest or other income in connection with the deposit or placement of such fund (in which event such income shall be reported under Mortgagee's or its servicer's tax identification number, as applicable). Upon payment of the Debt and performance by Mortgagor of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the Tax and Insurance Escrow Fund shall be refunded to Mortgagor.

         6.       [Intentionally Omitted].

         7. Condemnation. Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Debt. Mortgagor shall cause the award or payment made in any condemnation or eminent domain proceeding with respect to the Mortgaged Property, which is payable to Mortgagor, to be paid directly to Mortgagee. Mortgagee may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable (such application to be free from any prepayment consideration provided in the Note, except that if an Event of Default, or an event which with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the full prepayment consideration computed in accordance with the Note). If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

         8. Representations Concerning Loan. Mortgagor represents, warrants and covenants as follows:

         (a) Neither Mortgagor nor any guarantor of the Debt or any part thereof (a "Guarantor") has any defense to the payment in full of the Debt that arises from applicable local, state or federal laws, regulations or other requirements. None of the Loan Documents are subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise of any right thereunder, render any Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, abatement, diminution, counterclaim or defense has been, or will be, asserted with respect thereto.

         (b) All certifications, permits and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use and occupancy of the Mortgaged Property, have been obtained and are in full force and effect. The Mortgaged Property is in good repair, good order and good condition and free and clear of any damage that would affect materially and adversely the value of the Mortgaged Property as security for the Debt and the Mortgaged Property has not been materially damaged by fire, wind or other casualty or physical condition (including, without limitation, any soil or geological condition), which damage has not been fully repaired. There are no proceedings pending or threatened for the partial or total condemnation of the Mortgaged Property.

         (c) All of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except for immaterial encroachments which do not adversely affect the security intended to be provided by this Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property. All of the

Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

         (d) The Mortgaged Property is not subject to any leases or operating agreements other than the leases and the operating agreements, if any, described in the rent roll delivered to Mortgagee in connection with this Mortgage, and all such leases and agreements are in full force and effect. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the leases and any such operating agreements.

         (e) All financial data, including, without limitation, statements of cash flow and income and operating expenses, delivered to Mortgagee by, or on behalf of Mortgagor are (i) true and correct in all material respects; (ii) accurately represent the financial condition of Mortgagor or the Mortgaged Property as of the date thereof in all material respects; and (iii) to the extent reviewed by an independent certified public accounting firm, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered.

         (f) The survey of the Mortgaged Property delivered to Mortgagee in connection with this Mortgage, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated and, to the best of Mortgagor's knowledge, does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

         (g) The loan evidenced by the Loan Documents complies with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury and any and all other requirements of any federal, state or local law.

         (h) The Mortgaged Property abuts upon a dedicated, all-weather road, or is served and benefitted by an irrevocable easement permitting ingress and egress which are adequate in relation to the premises and location on which the Mortgaged Property is located.

         (i) The Mortgaged Property is served by public utilities and services in the surrounding community, including police and fire protection, public transportation, refuse removal, public education, and enforcement of safety codes which are adequate in relation to the premises and location on which the Mortgaged Property is located.

         (j) The Mortgaged Property is serviced by public water and sewer systems which are adequate in relation to the premises and location on which the Mortgaged Property is located.

         (k) The Mortgaged Property has parking and other amenities necessary for the operation of the business currently conducted thereon which are adequate in relation to the premises and location on which the Mortgaged Property is located.

         (l) The Mortgaged Property is a contiguous parcel and a separate tax parcel, and there are no delinquent Taxes or other outstanding charges adversely affecting the Mortgaged Property.

         (m) The Mortgaged Property is not relied upon by, and does not rely upon, any building or improvement not part of the Mortgaged Property to fulfill any zoning, building code or other governmental or municipal requirement for structural support or the furnishing of any essential building systems or utilities, except to the extent of any valid and existing reciprocal easement agreements shown in the title insurance policy insuring the lien of this Mortgage.

         (n) No action, omission, misrepresentation, negligence, fraud or similar occurrence has taken place on the part of any person that would reasonably be expected to result in the failure or impairment of full and timely coverage under any insurance policies providing coverage for the Mortgaged Property.

         (o) There are no defaults by Mortgagor beyond any applicable grace period under any contract or agreement (other than this Mortgage and the other Loan Documents) that binds Mortgagor and/or the Mortgaged Property, including any management, service, supply, security, maintenance or similar contracts; and Mortgagor has no knowledge of any such default for which notice has not yet been given; and no such agreement is in effect with respect to the Mortgaged Property that is not capable of being terminated by Mortgagor on less than thirty (30) days notice except as previously disclosed to Mortgagee by a delivery of a copy of all such agreements.

         (p) The representations and warranties contained in the Closing Certificate executed by Mortgagor in connection with the Note (which certificate constitutes one of the Loan Documents) are true and correct and Mortgagor shall observe the covenants contained therein.

         (q) The management agreement with respect to the Mortgaged Property (the "Management Agreement") between Mortgagor and Concord Assets Management, Inc., a Delaware corporation ("Manager"), pursuant to which such property manager operates the Mortgaged Property as an office building, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

         9. Single Purpose Entity/Separateness. Mortgagor represents, warrants and covenants as follows:

         (a) Mortgagor does not own and will not own any asset or property other than (i) the Mortgaged Property, the Mortgaged Property (as defined in the Arkansas Note), and the Mortgaged Property (as defined in the California Note) (collectively, the "Security Property"), and (ii) incidental personal property necessary for the ownership or operation of the Security Property.

         (b) Mortgagor will not engage in any business other than the ownership, management and operation of the Security Property and Mortgagor will conduct and operate its business as presently conducted and operated.

         (c) Mortgagor will not enter into any contract or agreement with any Guarantor or any party which is directly or indirectly controlling, controlled by or under common control with Mortgagor or Guarantor (an "Affiliate"), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Guarantor or Affiliate.

         (d) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, the Debt (as defined in the Arkansas Note), and the Debt (as defined in the California Note) (collectively, the "Indebtedness"), and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness other than the Indebtedness may be secured (subordinate or pari passu) by the Mortgaged Property.

         (e) Mortgagor has not made and will not make any loans or advances to any third party, nor to Guarantor, any Affiliate or any constituent party of Mortgagor.

         (f) Mortgagor is and will remain solvent and Mortgagor will pay its debts from its assets as the same shall become due.

         (g) Mortgagor has done or caused to be done and will do all things necessary, to preserve its existence, and Mortgagor will not, nor will Mortgagor permit Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Mortgagor or Guarantor in a manner which would adversely affect the Mortgagor's existence as a single-purpose entity.

         (h) Mortgagor will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party of Mortgagor, and Mortgagor will file its own tax returns.

         (i) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, any constituent party of Mortgagor or any Guarantor).

         (j) Mortgagor will preserve and keep in full force and effect its existence, good standing and qualification to do business in the state in which the Mortgaged Property is located.

         (k) Mortgagor will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

         (l) Neither Mortgagor nor any constituent party of Mortgagor will seek the dissolution or winding up, in whole or in part, of Mortgagor, nor will Mortgagor merge with or be consolidated into any other entity.

         (m) Mortgagor will not commingle the funds and other assets of Mortgagor with those of any Affiliate, any Guarantor, any constituent party of Mortgagor or any other person.

         (n) Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Mortgagor, Affiliate, Guarantor or any other person.

         (o) Mortgagor does not and will not hold itself out to be responsible for the debts or obligations of any other person (provided, that the foregoing shall not prevent Mortgagor from being and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Security Property in respect of its duties regarding the Security Property).

         (p) Mortgagor shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage.

         (q) Since the formation of Mortgagor, Mortgagor has not owned any asset, conducted any business or operation, or engaged in any business other than the ownership and operation of the Security Property. The Mortgagor has no debts or obligations other than normal trade accounts payable in the ordinary course of business, and the Indebtedness. Any other indebtedness or obligation of Mortgagor has been paid in full prior to or through application of proceeds from funding of the Loan.

         10. Maintenance of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Mortgagor shall not use, maintain or operate the Mortgaged Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises.

         11. Use of Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any material change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, nor shall Mortgagor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Mortgaged Property. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof and shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank without the written consent of
 Mortgagee.

         12. Transfer or Encumbrance of the Mortgaged Property. (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the loan secured hereby, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred; provided, however, Mortgagee may, in its sole discretion, give such written consent (but shall have no obligation to do so) to any such sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer, and any such consent may be conditioned upon the satisfaction of such conditions precedent as Mortgagee may require (including, without limitation, the conditions precedent set forth in subsection 12[c] below). Notwithstanding any other provision of this Section 12, Mortgagee will consent, subject to the conditions of subsection 12(c) and provided that no Event of Default under the Loan Documents has occurred and is continuing, to one sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer of the Mortgaged Property by the original Mortgagor as set forth in this Mortgage.

         (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section 12 shall not include (x) transfers made by devise or descent or by operation of law upon the death of a joint tenant, partner or shareholder, subject, however, to all the following requirements: (1) written notice of any transfer under this subsection 12(b)(x), whether by will, trust or other written instrument, operation of law or otherwise, is provided to Mortgagee or its servicer, together with copies of such documents relating to the transfer as Mortgagee or its servicer may reasonably request, (2) control over the management and operation of the Mortgaged Property is retained by persons who are acceptable in all respects to Mortgagee in its sole and absolute discretion, and (3) no such transfer, death or other event has any adverse effect either on the bankruptcy-remote status of Mortgagor under the requirements of any national rating agency for the Certificates (hereinafter defined) or on the status of Mortgagor as a continuing legal entity liable for the payment of the Debt and the performance of all other obligations secured hereby, or (y) transfers otherwise by operation of law in the event of a bankruptcy, nor shall the meaning include a Lease, but shall be deemed to include (i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents; (iii) if Mortgagor, Guarantor, or any general partner of Mortgagor or Guarantor is a corporation, any merger, consolidation or the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders (provided, however, in no event shall this subpart [iii] apply to any Guarantor whose stock, shares or partnership interests are traded on a nationally recognized stock exchange); (iv) if Mortgagor, Guarantor, or any general partner of Mortgagor or Guarantor is a limited liability company or limited partnership, the voluntary or involuntary sale, conveyance or transfer by which an aggregate of more than fifty percent (50%) of the ownership interest in such limited liability company or more than fifty percent (50%) of the limited partnership interests in such limited partnership shall be vested in parties not having an ownership interest as of the date of this Mortgage; and (v) if Mortgagor, any Guarantor or any general partner of Mortgagor or any Guarantor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner, managing partner or joint venturer or the transfer of all or any portion of the partnership interest of any general partner, managing partner or joint venturer.

         (c) Notwithstanding the provisions of subsections 12(a) and (b) above, Mortgagee will give its consent to a one time sale or transfer of Mortgaged Property, provided that no Event of Default under the Loan Documents has occurred and is continuing and (i) the grantee's or transferee's integrity, reputation, character and management ability are satisfactory to Mortgagee in its sole discretion, (ii) the grantee's or transferee's (and its sole general partner's) single purpose and bankruptcy remote character are satisfactory to Mortgagee in its sole discretion, (iii) and any conditions relating to the sale or transfer imposed by any national rating agency for the Certificates (as defined in Section 20) are satisfied, (iv) Mortgagee has obtained such estoppels from any guarantors of the Note or replacement guarantors and such other legal opinions, certificates and similar matters as Mortgagee may require, (v) all of Mortgagee's costs and expenses associated with the sale or transfer (including reasonable attorneys fees) are paid by Mortgagor or the grantee or transferee,
(vi) the payment of a transfer fee not to exceed 1% of the outstanding principal balance of the loan evidenced by the Note and secured hereby (excluding the California Note and the Arkansas Note) (the "Loan"), (vii) the grantee's execution of a written assumption agreement and such modification to the Loan Documents containing such terms as Mortgagee may require and delivery of such agreement to Mortgagee prior to such sale or transfer (provided that in the event the Loan is included in a REMIC and is a performing Loan, no modification to the terms and conditions shall be made or permitted that would cause (A) any adverse tax consequences to the REMIC or any holders of any Certificates, (B) the Mortgage to fail to be a Qualifying Mortgage under applicable federal law relating to REMIC's, or (C) result in a taxation of the income from the Loan to the REMIC or cause a loss of REMIC status), (viii) the delivery to Mortgagee of an endorsement (at Mortgagor's sole cost and expense) to the mortgagee policy of title insurance then insuring the lien created by this Mortgage in form and substance acceptable to Mortgagee in its sole judgment. (ix) the ratio of the original principal amount of the Note to the greater of (A) the purchase price paid by the grantee or (B) the then fair market value of the Mortgaged Property shall not exceed 75 percent as reasonably determined by Mortgagee; and (x) the debt service coverage ratio under the Note with respect to the Mortgaged Property as reasonably determined by Mortgagee shall be equal to or greater than 1.30:1.00 at the time of the transfer. Without limiting the foregoing, if Mortgagee shall consent to any such transfer, the written assumption agreement described in subsection 12(c)(vii) above shall provide for the release of Mortgagor of personal liability under the Note and other Loan Documents solely as to acts or events occurring, or obligations arising, after the closing of such sale; provided, however, in no event shall such sale operate to: (x) relieve Mortgagor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring, or obligations arising, prior to or simultaneously with the closing of such sale (subject to the applicable recourse limitations provided in the Note), and Mortgagor shall execute, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of such personal liability; or (y) relieve any current guarantor or indemnitor, including Mortgagor, of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby (including, without limitation, the Environmental Liabilities Agreement of even date herewith [the "Environmental Agreement"]), and each such current guarantor and indemnitor shall execute, without any cost or expense to Mortgagee, such documents and agreements as Mortgagee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Notwithstanding (y) preceding, if the proposed transferee and a party associated with the proposed transferee (the "Substitute Guarantor") (1) is approved by Mortgagee in its sole discretion (including a determination that the proposed transferee and Substitute Guarantor have adequate financial resources), (2) assumes the obligations of the current guarantor or indemnitor under its guaranty or indemnity agreement, and (3) executes, without any cost or expense to Mortgagee, a new guaranty and/or indemnity agreement, as applicable, in form and substance satisfactory to Mortgagee, then Mortgagee may release the current guarantor or indemnitor from all obligations arising under its guaranty or indemnity agreement after the closing of such sale.

         (d) Mortgagee may predicate its decision to grant or withhold consent to any subsequent sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer upon the satisfaction (in the sole determination of Mortgagee) with such conditions as may be imposed by Mortgagee, which may include, but shall not be limited to, the following matters: (i) the delivery to Mortgagee of an endorsement (at Mortgagor's sole cost and expense) to the mortgagee policy of title insurance then insuring the lien created by this Mortgage in a form and substance acceptable to Mortgagee, in its sole judgment; (ii) the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Mortgagee, in its sole judgment; (iii) the grantee's single purpose and bankruptcy remote character being satisfactory to Mortgagee, in its sole judgment; (iv) the grantee executing (prior to such sale or transfer) a written assumption agreement containing such terms as Mortgagee may require; (v) subject to any restrictions described in Section 12(c) above relating to the Loan being included in a REMIC, an adjustment to the term of the Note, a principal paydown on the Note or an increase in the rate of interest payable on the Note; (vi) payment by Mortgagor of a transfer and assumption fee not to exceed one percent (1%) of the then unpaid principal balance of the Note
(excluding the California Note and the Arkansas Note); (vii) payment by Mortgagor of the expenses described in subsection 12(f) below; and (viii) the satisfaction of any conditions imposed by any national rating agency for Certificates (hereinafter defined), together with such modification(s) of the Loan Documents and such legal opinions, certifications and similar matters that Mortgagee may require. Mortgagee agrees not to unreasonably withhold its consent to a sale or transfer of the Mortgaged Property upon the satisfaction (in the sole determination of Mortgagee) of the conditions to its consent as set forth herein; provided, however, in any event Mortgagee shall be deemed to be reasonable in withholding its consent if a sale to the proposed transferee receives unfavorable comment from a national rating agency for Certificates. Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer by Mortgagor of the Mortgaged Property without Mortgagee's consent.

         (e) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this
Section 12 shall be null and void and of no force and effect.

         (f) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, all recording costs, reasonable attorney's fees and disbursements and title search costs) incurred by Mortgagee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

         (g) In no event shall any of the terms and provisions of this Section 12 amend or modify the terms and provisions contained in Section 9 herein.

         13.      Estoppel Certificates and No Default Affidavits.

         (a) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note,
(iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

         (b) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a certificate reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

         (c) If the Mortgaged Property includes commercial property, Mortgagor shall deliver to Mortgagee upon request subject to applicable tenant lease provisions, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee provided that Mortgagor shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

         14. Changes in the Laws Regarding Taxation. If any law is amended, enacted or adopted after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than forty-five (45) days, to declare the Debt immediately due and payable.

         15. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

         16. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

         17. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor, Trustee and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's, Trustee's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Trustee and/or Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         18. Books and Records. Mortgagor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made with respect to the Mortgaged Property and the operation thereof, and will permit all such books and records (including without limitation all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction, repair or operation of the Improvements) to be inspected or audited and copies made by Mortgagee and its representatives during normal business hours and at any other reasonable times. Mortgagor represents that its chief executive office is as set forth in the introductory paragraph of this Mortgage and that all books and records pertaining to the Mortgaged Property are maintained at such location. Mortgagor will furnish, or cause to be furnished, to Mortgagee on or before forty-five (45) days after March 31, June 30, September 30 and December 31 of each calendar year the following items, each certified by Mortgagor as being true and correct, in such format and in such detail as Mortgagee or its servicer may request: (a) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (b) quarterly and year to date operating statements prepared for each calendar quarter during each such reporting period; (c) a property balance sheet for each calendar quarter during each such reporting period; and (d) a comparison of the budgeted income and expenses and the actual income and expenses for each calendar quarter during each such reporting period and year to date. Within ninety (90) days following the end of each calendar year, Mortgagor shall furnish a statement of the financial affairs and condition of the Mortgaged Property including a statement of profit and loss for the Mortgaged Property in such format and in such detail as Mortgagee or its servicer may request, and setting forth the financial condition and the income and expenses for the Mortgaged Property for the immediately preceding calendar year prepared by an independent certified public accountant. Mortgagor shall deliver to Mortgagee copies of all income tax returns, requests for extension and other similar items contemporaneously with its delivery of same to the Internal Revenue Service. On or before November 30 of each calendar year, Mortgagor shall deliver to Mortgagee an itemized operating budget and capital expenditure budget of the Mortgaged Property and a management plan for the Mortgaged Property for the next succeeding calendar year on a quarterly basis, in such format and in such detail as Mortgagee may request. In the event Mortgagor fails to deliver such reports within the time frames provided above, Mortgagor shall pay a late charge equal to two percent (2%) of the monthly payment amount for each late submission of financial reports to compensate Mortgagee or its servicer for the additional administrative expense caused by such failure or delay whether or not Mortgagor is entitled to any notice and opportunity to cure such failure prior to the exercise of any of the remedies. Failure to provide quarterly or annual reports shall constitute an Event of Default under Section 23 and entitle Mortgagee to audit or cause to be audited Mortgagor's books and records. The late charge and the cost of such audit shall be immediately payable from Mortgagor upon demand by Mortgagee and, until paid, shall be added to and constitute a part of the Debt. At any time and from time to time Mortgagor shall deliver to Mortgagee or its agents such other financial data as Mortgagor prepares for its own use and which Mortgagee or its agents shall request with respect to the ownership, maintenance, use and operation of the Mortgaged Property, including, but not limited to, schedules of gross sales for percentage rents under Leases. Mortgagor will permit representatives appointed by Mortgagee, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect during its normal business hours and at any other reasonable times any of the Mortgaged Property and to make photographs thereof, and to write down and record any information such representatives obtain, and shall permit Mortgagee or its representatives to investigate and verify the accuracy of the information furnished to Mortgagee under or in connection with this Mortgage or any of the other Loan Documents and to discuss all such matters with its officers, employees and representatives. Mortgagor will furnish to Mortgagee at Mortgagor's expense all evidence which Mortgagee may from time to time reasonably request as to the accuracy and validity of or compliance with all representations and warranties made by Mortgagor in the Loan Documents and satisfaction of all conditions contained therein. Any inspection or audit of the Mortgaged Property or the books and records of Mortgagor, or the procuring of documents and financial and other information, by or on behalf of Mortgagee, shall be for Mortgagee's protection only, and shall not constitute any assumption of responsibility or liability by Mortgagee to Mortgagor or anyone else with regard to the condition, construction, maintenance or operation of the Mortgaged Property, nor Mortgagee's approval of any certification given to Mortgagee nor relieve Mortgagor of any of Mortgagor's obligations.

         19. Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

         20. Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including without limitation such rights and remedies available to Mortgagee pursuant to this paragraph.

         (a) Mortgagee (and its mortgage servicer and their respective assigns) shall have the right to disclose in confidence such financial information regarding Mortgagor, Guarantor or the Mortgaged Property as may be necessary (i) to complete any sale or attempted sale of the Note or participations in the loan (or any transfer of the mortgage servicing thereof) evidenced by the Note and the Loan Documents, (ii) to service the Note or (iii) to furnish information concerning the payment status of the Note to the holder or beneficial owner thereof, including, without limitation, all Loan Documents, financial statements, projections, internal memoranda, audits, reports, payment history, appraisals and any and all other information and documentation in the Mortgagee's files (and such servicer's files) relating to the Mortgagor, any Guarantor and the Mortgaged Property. This authorization shall be irrevocable in favor of the Mortgagee (and its mortgage servicer and their respective assigns), and Mortgagor and Guarantor waive any claims that they may have against the

Mortgagee, its mortgage servicer and their respective assigns or the party receiving information from the Mortgagee pursuant hereto regarding disclosure of information in such files and further waive any alleged damages which they may suffer as a result of such disclosure.

         (b) The Mortgagor acknowledges that the Mortgagee intends to sell the loan evidenced by the Note and the Loan Documents or a participation interest therein to a party who may pool the loan with a number of other loans and to have the holder of such loans (most likely a special purpose REMIC) issue one or more classes of Mortgage Backed Pass-Through Certificates (the "Certificates"), which may be rated by one or more national rating agencies. Mortgagee (and its mortgage servicer and their respective assigns) shall be permitted to share any of the information referred to in subsection (b) above, whether obtained before or after the date of the Note, with the holders or potential holders of the Certificates, investment banking firms, rating agencies, accounting firms, custodians, successor mortgage servicers, law firms and other third-party advisory firms involved with the loan evidenced by the Note and the Loan Documents or the Certificates. It is understood that the information provided by the Mortgagor to the Mortgagee (or its mortgage servicer and their respective assigns) or otherwise received by Mortgagee (or its mortgage servicer and their respective assigns) in connection with the loan evidenced by the Loan Documents may ultimately be incorporated into the offering documents for the Certificates and thus various prospective investors may also see some or all of the information. The Mortgagee (and its mortgage servicer and their respective assigns) and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, the Mortgagor.

         21. Recording of Mortgage, etc. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Mortgagor will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

22. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

         23. Events of Default. The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

(a) if any portion of the Debt is not paid within ten (10) days from the date when the same is due;

         (b) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee upon request;

         (c) if Mortgagor fails to timely provide any quarterly or annual financial or accounting report;

         (d) if Mortgagor sells, conveys, alienates, mortgages, encumbers, pledges or otherwise transfers any portion of the Mortgaged Property or permits the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, levied, pledged or otherwise transferred without Mortgagee's prior written consent except as may be permitted in Section 12 above;

         (e) if any representation or warranty of Mortgagor, or of any Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

         (f) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or if Mortgagor or any Guarantor shall admit in writing its inability to pay, or Mortgagor's or any Guarantor's failure to pay, debts generally as the debts become due;

         (g) if a receiver, liquidator or trustee of Mortgagor or of any Guarantor shall be appointed or if Mortgagor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Guarantor or if Mortgagor or any Guarantor shall admit in writing its insolvency or bankruptcy or if any proceeding for the dissolution or liquidation of Mortgagor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

         (h) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's, mortgage or other lien except a lien for local real estate taxes and assessments not then due and payable;

         (i) if Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property;

         (j) except as permitted in this Mortgage, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

         (k) damage to the Mortgaged Property in any manner which is not covered by insurance solely as a result of Mortgagor's failure to maintain insurance required in accordance with this Mortgage;

         (l) if Mortgagor shall default under any term, covenant, or condition of this Mortgage or any of the other Loan Documents other than as specified in any of the above subparagraphs;

         (m) if without Mortgagee's prior consent (i) the managing agent for the Mortgaged Property resigns or is removed or (ii) the ownership, management or control of such managing agent is transferred to a person or entity other than the general partner or managing partner of the Mortgagor, or (iii) there is any material change in the property management agreement of the Mortgaged Property;

         (n) if all or a substantial part of Mortgagor's assets (other than the Mortgaged Property) are attached, seized, subjected to a writ or distress warrant or are levied upon (unless such attachment, seizure, writ, distress warrant or levy is vacated within sixty [60] days following the date of the same);

         (o) entry of a judgment in excess of $100,000.00 and the expiration of any appeal rights or the dismissal or final adjudication of appeals against Mortgagor (unless such judgment is vacated within sixty [60] days following the date of the same);

         (p) the Mortgage shall cease to constitute a first-priority lien on the Mortgaged Property (other than in accordance with its terms);

         (q) seizure or forfeiture of the Mortgaged Property, or any portion thereof, or Mortgagor's interest therein, resulting from criminal wrongdoing or other unlawful action of Mortgagor, its affiliates, or any tenant in the Mortgaged Property under any federal, state or local law;

         (r) an Event of Default occurs under the Arkansas Note or any one of the other Loan Documents (as defined in the Arkansas Note); and

         (s) an Event of Default occurs under the California Note or any one of the other Loan Documents (as defined in the California Note).

         24. Notice and Cure. Notwithstanding the foregoing, Mortgagee agrees to give to Mortgagor written notice as described below of (a) Mortgagor's failure to pay any part of the Debt when due (a "Monetary Default"), (b) a default referred to in subsection 23(p) above (a "First Lien Default") and (c) a default referred to in subsections 23(c),(i) or (1) above (a "Nonmonetary Default"). Mortgagor shall have a period of ten (10) days from its receipt of notice in which to cure a Monetary Default (which written notice period may run concurrently with the ten [10] day period referred to in subsection 23[a]), shall have a period of twenty (20) days from its receipt of notice to cure a First Lien Default and shall have a period of twenty (20) days from its receipt of notice in which to cure a Nonmonetary Default unless such Nonmonetary Default is not susceptible to cure within such twenty (20) day period, in which case Mortgagor shall commence to cure such

Nonmonetary Default within twenty (20) days following notice and diligently prosecute such cure to completion, provided, however, that Mortgagor will provide Mortgagee with such information as Mortgagee may reasonably request concerning the status of any attempted cure of any such Nonmonetary Default and the cure of any such Nonmonetary Default must be completed to the satisfaction of Mortgagee within sixty (60) days of notice in any case. Notwithstanding the foregoing, Mortgagee may, but shall not be required, to give notice of a Monetary Default or a recurrence of the same Nonmonetary Default more frequently than two times in any calendar year. A Monetary Default and/or First Lien Default and/or Nonmonetary Default shall nevertheless be an Event of Default for all purposes under the Loan Documents (including, without limitation, Mortgagee's right to collect Default Interest and any other administrative charge set forth in the Note) except that the acceleration of the Debt or other exercise of remedies shall not be prior to the expiration of the applicable cure and/or grace periods provided in Section 23 or in this section.

         25. Remedies. Upon the occurrence of an Event of Default and subject to any applicable cure period, Mortgagee may, at Mortgagee's option, and by or through Trustee, by Mortgagee itself or otherwise, do any one or more of the following:

         (a) Right to Perform Mortgagor's Covenants. If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Loan Documents, shall be and become a part of the "Debt," and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so incurred, paid or expended by Mortgagee, with interest from the date when paid, incurred or expended by Mortgagee at the Default Rate as specified in the Note.

         (b) Right of Entry. Mortgagee may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Mortgagor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by the Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Debt in such manner as Mortgagee may elect. All such costs, expenses, and liabilities incurred by the Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate as specified in the Note, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, the Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by the Mortgagee pursuant to this subparagraph, the Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of the Mortgagee in managing the Mortgaged Property unless such loss is caused by the willful misconduct of the Mortgagee, nor shall the Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Mortgagor shall and does hereby agree to indemnify the Mortgagee for, and to hold the Mortgagee harmless from, any and all liability, loss, or damage, which may or might be incurred by the Mortgagee under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder,  and from any and all  claims  and  demands  whatsoever  which may be asserted against the Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease. Should the Mortgagee incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate as specified in the Note, shall be secured hereby, and Mortgagor shall reimburse the Mortgagee therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon the Mortgagee for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make the Mortgagee responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any hazardous substances or environmental conditions on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Mortgagor hereby assents to, ratifies, and confirms any and all actions of the Mortgagee with respect to the Mortgaged Property taken under this subparagraph.

         (c) Right to Accelerate. Mortgagee may, without notice except as provided in Section 24 above, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Mortgagor and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

         (d) Foreclosure-Power of Sale. Mortgagee may institute a proceeding or proceedings, judicial, or nonjudicial, by advertisement or otherwise, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale contained herein or under any applicable provision of law. Mortgagee may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property.

         (e) Rights Pertaining to Sales. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of subsection (d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                  i) Trustee or Mortgagee may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Debt shall have been paid in full.

                  ii)  Any  sale  may  be   postponed  or  adjourned  by  public
         announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                  iii) After each sale, Mortgagee, Trustee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Each of Trustee and Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Trustee or Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Trustee, Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or Mortgagee's judgment, for the purposes as may be designated in such request.

                  iv) Any and all statements of fact or other recitals made in any of the instruments referred to in subparagraph (iii) of this subsection (e) given by Trustee or Mortgagee shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

                  v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

                  vi) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Trustee or Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                  vii) Upon any such sale, it shall not be necessary for Trustee, Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

         (f) Mortgagee's Judicial Remedies. Mortgagee, or Trustee upon written request of Mortgagee, may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other nonjudicial remedies available to the Mortgagee under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Mortgagee.

         (g) Mortgagee's Right to Appointment of Receiver . Mortgagee, as a matter of right and (i) without regard to the sufficiency of the security for repayment of the Debt and without notice to Mortgagor, (ii) without any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, (iii) without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (iv) without regard to the then value of the Mortgaged Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Mortgaged Property, including (without limitation), the power to collect the Rents, enforce this Mortgage and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collection of such Rents. Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

         (h) Mortgagee's Uniform Commercial Code Remedies. The Mortgagee may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located.

         (i) Other Rights. Mortgagee (i) may surrender the Policies maintained pursuant to this Mortgage or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such premiums; and (ii) may apply the Tax and Insurance Escrow Fund and any other funds held by Mortgagee toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

         (j) Discontinuance of Remedies. In case Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

         (k) Remedies Cumulative. All rights, remedies, and recourses of Mortgagee granted in the Note, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Mortgagor, the Mortgaged Property, or any one or more of them, at the sole discretion of Mortgagee; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Mortgagee exercising or pursuing any remedy in relation to the Mortgaged Property prior to Mortgagee bringing suit to recover the Debt; and (vi) in the event Mortgagee elects to bring suit on the Debt and obtains a judgment against Mortgagor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Mortgagee's option.

         (l) Election of Remedies. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Debt. For payment of the Debt, Mortgagee may resort to any collateral securing the payment of the Debt in such order and manner as Mortgagee may elect. No collateral taken by Mortgagee shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

         (m) Waivers. Mortgagor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; (ii) all notices of any Event of Default except as expressly provided herein or of Trustee's exercise of any right, remedy, or recourse provided for under the Loan Documents; and (iii) any right to a marshalling of assets, a sale in inverse order of alienation or any other right to direct in any manner, the order of sale of any of the Mortgaged Property.

         (n) Statute of Limitations. To the extent permitted by applicable law, Mortgagee's rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

         (o) Waiver of Automatic or Supplemental Stay. In the event of the filing of any voluntary or involuntary petition under the U.S. Bankruptcy Code (the "Bankruptcy Code") by or against

Mortgagor (other than an involuntary petition filed by or joined in by Mortgagee), the Mortgagor shall not assert, or request any other party to assert, that the automatic stay under ss. 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage, or any other rights that Mortgagee has, whether now or hereafter acquired, against any guarantor of the Debt. Further, Mortgagor shall not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to ss. 105 of the Bankruptcy Code or any other provision therein to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage against any guarantor of the Debt. The waivers contained in this paragraph are a material inducement to Mortgagee's willingness to enter into this Mortgage and Mortgagor acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Mortgagee of Mortgagee's rights and remedies against Mortgagor or any guarantor of the Debt.

         (p) Bankruptcy Acknowledgment. In the event the Mortgaged Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Mortgagee shall immediately become entitled, in addition to all other relief to which Mortgagee may be entitled under this Mortgage, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to ss. 362 of the Bankruptcy Code so to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage and all other rights and remedies of Mortgagee at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Mortgagor's use of all "cash collateral" as defined under ss. 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Mortgagor shall not contend or allege in any pleading or petition filed in any court proceeding that Mortgagee does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by the Mortgagor to stay, condition, or inhibit Mortgagee from exercising its remedies are hereby admitted by Mortgagor to be in bad faith and Mortgagor further admits that Mortgagee would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

         (q) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Mortgagee from the Mortgaged Property, or the Tax and Insurance Escrow Fund or sums received pursuant to Section 7 hereof, or proceeds from insurance which Mortgagee elects to apply to the Debt pursuant to Section 3 hereof, shall be applied by Trustee, or by Mortgagee, as the case may be, to the Debt in the following order and priority: (1) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys' fees and a reasonable fee or commission to Trustee, not to exceed five percent of the proceeds thereof or sums so received;
(2) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the "Exculpated Portion"), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity; (3) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity; (4) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Mortgagee shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (5) the cash balance, if any, to the Mortgagor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with and subject to the terms of the Note and the other Loan Documents.

         26. Right of Inspection. Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property during normal business hours upon reasonable notice.

         27. Security Agreement. This Mortgage is both a real property mortgage or deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Mortgaged Property are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which they may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and the other Loan
Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as Mortgagor's attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall appear and defend in any action or proceeding which affects or purports to affect the Mortgaged Property and any interest or right therein, whether such proceeding effects title or any other rights in the Mortgaged Property (and in conjunction therewith, Mortgagor shall fully cooperate with Mortgagee in the event Mortgagee is a party to such action or proceeding).

         28. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect their interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

         29. Waiver of Setoff and Counterclaim. All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. To the extent permitted by law, Mortgagor hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

         30. Contest of Certain Claims. Notwithstanding the provisions of Sections 4 and 23(h) hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within ten (10) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or evidence of an indemnity bond satisfactory to Mortgagee and otherwise in accordance with the laws of the applicable jurisdiction, with a surety satisfactory to Mortgagee, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and
(f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Mortgagee, the entitlement of such claimant is established.

         31. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

         32. Handicapped Access. Mortgagor agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws").

         (a) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate from an architect, engineer, or other person acceptable to Mortgagee of compliance with Access Laws.

         (b) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

         33. Indemnification. Subject to the recourse limitations contained in the Note, in addition to any other indemnifications provided in any of the Loan Documents, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee, its subsidiaries, affiliates, persons controlling or under common control with Mortgagee, their agents, officers, directors, shareholders, employees, servants, consultants, representatives and their respective successors and assigns and Trustee (collectively, the "Indemnified Parties"), from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) any failure of the Mortgaged Property to comply with any Access Laws; (g) any representation or warranty made in the Note, this Mortgage or the other Loan Documents being false or misleading in any respect as of the date such representation or warranty was made; (h) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; and (i) the claims of any lessee to any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to any of the Indemnified Parties by reason of the application of this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate specified in the Note from the date loss or damage is sustained by any of the Indemnified Parties until paid. The obligations and liabilities of Mortgagor under this Section 33 (A) shall survive for a period of one (1) year following any release of this Mortgage executed by Mortgagee and satisfaction of the loan evidenced by the Loan Documents, and (B) shall survive the transfer or assignment of this Mortgage, the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, or delivery of a deed in lieu of foreclosure (including, without limitation, any transfer by Mortgagor of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagor).

         34. Trustee. Mortgagee shall have the right from time to time to substitute the trustee hereunder by an instrument in writing in any manner now or hereafter provided by law. Such appointment may be executed by any authorized agent of Mortgagee, and if such Mortgagee be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Mortgagor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his successor or successors in this trust, shall do lawfully by virtue hereof. Any substitute Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Mortgagee or of the substitute Trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute Trustee so appointed in the Trustee's place. No fees or expenses shall be payable to Trustee, except in connection with a foreclosure of the Mortgaged Property or any part thereof or in connection with the release of the Mortgaged Property following payment in full of the Debt.

         35. Notices. Unless oral notice is expressly permitted hereunder any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed to be received by the addressee on the first (1st) business day after such notice is tendered to a nationally-recognized overnight delivery service or on the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, in either instance, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Mortgagor or Mortgagee, as the case may be, shall in like manner designate in writing.

         36. Authority. (a) Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

         37. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

         38. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

         39. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         40. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         41. No Oral Change. This Mortgage may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         42. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

         43. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

         44. Headings, etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         45. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

         46. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         47. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part hereof.

         48. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage and the other Loan Documents.

         49. Survival of Obligations; Survival of Warranties and Representations. Each and all of the covenants and obligations of Mortgagor (other than warranties and representations contained herein) shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until the Debt shall have been paid in full; provided, however, that nothing contained in this paragraph shall limit the obligations of Mortgagor except as otherwise set forth herein. In addition, any and all warranties and representations of Mortgagor contained herein shall survive the execution and delivery of the Loan Documents and (i) shall continue for a period of one (1) year following any release of this Mortgage executed by Mortgagee and satisfaction of the loan evidenced by the Loan Documents, and (ii) shall survive the transfer or assignment of this Mortgage, the entry of a judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure or deed in lieu of foreclosure (including, without limitation, any transfer of the Mortgage by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagee).

         50. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor, Mortgagee and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee.

         51. Governing Law; Jurisdiction. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS MORTGAGE.

         52. Time. Time is of the essence in this Mortgage and the other Loan Documents.

53. No Third Party Beneficiaries. The provisions of this Mortgage and the other Loan

Documents are for the benefit of Mortgagor, Mortgagee and Trustee and shall not inure to the benefit of any third party (other than any successor or assignee of either Trustee or Mortgagee). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Mortgagee or any of its officers, directors, agents or employees in favor of any party other than Mortgagor including but not limited to any claims to any sums held in the Tax and Insurance Escrow Fund.

         54. Relationship of Parties. The relationship of Mortgagee and Mortgagor is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with the Mortgagor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Mortgagor represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.

         55.      [Intentionally Deleted]

         56. Investigations. Any and all representations, warranties, covenants and agreements made in this Mortgage (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Mortgagee.

         57. Assignment of Rents and Leases. Mortgagor does hereby irrevocably, absolutely and unconditionally grant, sell, convey, assign, pledge, transfer, set over and deliver to Mortgagee:

                  (a) all of Mortgagor's interest in and to all current and future leases and other agreements affecting the use, enjoyment, or occupancy of all or any part of the Mortgaged Property, and all other leases and other agreements affecting the use, enjoyment or occupancy of any part of the Mortgaged Property now or hereafter made affecting the Mortgaged Property or any portion thereof, together with any guaranty, extensions, renewals, replacements or modifications of the same (all of the leases and other agreements described above together with all other present and future leases and present and future agreements and any guaranty, extension, renewal, replacement or modification of the same are hereinafter collectively referred to as the "Leases"); and

                  (b) all rents, income, issues, revenues and profits arising from the Leases and renewals thereof and together with all rents, income, issues and profits from the use, enjoyment and occupancy of the Mortgaged Property (including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents, security deposits and liquidated damages following default under any Leases, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Mortgaged Property, all of Mortgagor's rights to recover monetary amounts from any Lessee (as hereinafter defined) in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejection of a Lease, together with any sums of money that may now or at any time hereafter be or become due and payable to Mortgagor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas and mining Leases covering the Mortgaged Property or any part thereof, and all proceeds and other amounts paid or owing to Mortgagor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the

Mortgaged Property) (all of the rights described above hereinafter collectively referred to as the "Rents").

         (c) Present Assignment. Mortgagor does hereby absolutely and unconditionally assign to Mortgagee Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitute a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions, or provisions contained in any of the Leases or otherwise to impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereinafter be requested by Mortgagee to further evidence and confirm said assignment. Mortgagee is hereby granted and assigned by Mortgagor the right to enter the Mortgaged Property for the purpose of enforcing its interest in the Leases and the Rents, this assignment constituting a present, absolute and unconditional assignment of the Leases and Rents. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Prior to disbursing any amounts to its members, Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt for use in the payment of such sums. Upon an Event of Default, the license granted to Mortgagor herein shall automatically be revoked and Mortgagee shall immediately be entitled to receive and apply all Rents, whether or not Mortgagee enters upon and takes control of the Mortgaged Property. Mortgagor hereby grants and assigns to Mortgagee the right, at its option, upon the revocation of the license granted herein to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Debt in such priority and proportion as Mortgagee, in its discretion, shall deem proper.

         (d) Remedies of Mortgagee. Upon or at any time after an Event of Default, Mortgagee may, at its option, without waiving such Event of Default, without notice and without regard to the adequacy of the security for the Debt, either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court, take possession of the Mortgaged Property and have, hold, manage, lease and operate the Mortgaged Property on such terms and for such period of time as Mortgagee may deem proper and either with or without taking possession of the Mortgaged Property in its own name, demand, sue for or otherwise collect and receive all Rents, including those past due and unpaid with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as may seem proper to Mortgagee and may apply the Rents to the payment of the following in such order and proportion as Mortgagee in its sole discretion may determine, any law, custom or use to the contrary notwithstanding: (a) all expenses of managing and securing the Mortgaged Property, including, without being limited thereto, the salaries, fees and wages of a managing agent and such other employees or agents as Mortgagee may deem necessary or desirable and all expenses of operating and maintaining the Mortgaged Property, including, without being limited thereto, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance which Mortgagee may deem necessary or desirable, and the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Mortgaged Property; and (b) the Debt, (including all costs and attorneys' fees). In addition to the rights which Mortgagee may have herein, upon the occurrence of an Event of Default, Mortgagee at its option may require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise. Additionally, upon such Event of Default, Mortgagee shall have the right to establish a lock box for the deposit of all Rents and other receivables of Mortgagor relating to the Mortgaged Property. Mortgagor shall pay any and all costs and expenses for such lock box. For purposes of subsections (a), (b), (c) and (d), Mortgagor grants to Mortgagee its irrevocable power of attorney, coupled with an interest, to take any and all of the aforementioned actions and any or all other actions designated by Mortgagee for the proper management and preservation of the Mortgaged Property. The exercise by Mortgagee of the option granted it in this paragraph and the collection of the Rents and the application thereof as herein provided shall not be considered a waiver of any Event of Default under any of the Loan Documents.

         58. Independent Management. In the event Mortgagee determines in its reasonable and absolute discretion that the quality of management for the Mortgaged Property has deteriorated, Mortgagor shall engage an independent management company unaffiliated with Mortgagor which is satisfactory to Mortgagee within 45 days after Mortgagor's receipt of written notice thereof pursuant to a management agreement satisfactory to Mortgagee, and cause such management company to execute and deliver to Mortgagee within such 45-day period an Acknowledgment of Property Manager substantially in the form executed by Manager in connection herewith.

         59. Mortgagor's Release Option. Notwithstanding that this Mortgage secures the Note, the Arkansas Note and the California Note, Mortgagee shall release the Mortgaged Property from the lien of this Mortgage (a "Release") upon the satisfaction of each and every one of the following conditions precedent at the time of such Release (singularly and collectively referred to as a "Release Condition"):

                  (a) Any and all sums then due and payable to Mortgagee under the Note and the Loan Documents as defined therein shall be fully paid (including, without limitation, principal and interest under the Note and all sums constituting the Tax and Insurance Escrow Fund, and any other escrow required under the Loan Documents), and no Event of Default shall exist and be continuing, nor shall Mortgagee have given Mortgagor notice of any event or condition which, with the passage of time or the giving of notice (or both), could result in an Event of Default if not cured by Mortgagor.

                  (b) In no event shall a Release affect any of Mortgagor's obligations under the Loan Documents (as defined in the Arkansas Note) or the Loan Documents (as defined in the California Note).

                  (c) All reasonable costs and expenses incurred by Mortgagee (and any servicer of the Loan) in connection with the review, approval and execution of any Release shall be paid by Mortgagor prior to and as a condition of any Release, including, but not limited to, reasonable attorneys' fees.

         60.   Mortgagee's   Option  to  Release   Cross-Collateralization   and
Cross-Default. Mortgagor shall consent to, execute and otherwise cooperate in a modification of this Mortgage and the other

Loan Documents providing that this Mortgage shall no longer secure the Arkansas Note and/or the California Note and that an Event of Default under the Arkansas Note (and the related Loan Documents, as defined in such Note) and/or the California Note (and the related Loan Document, as defined in such Note) (collectively, the "Related Loan Documents") shall no longer constitute an Event of Default hereunder. Such a modification shall automatically render ineffective any provisions in the Related Loan Documents providing for cross-collateralization or cross-defaults under this Mortgage. Such a modification shall be made at Mortgagee's sole cost and expense, and Mortgagee shall reimburse Mortgagor for its costs and expenses (including, without limitation, its reasonable attorneys' fees and costs) related thereto.

         61.      Special State Provisions.

                  (a) Community Facilities District. Without obtaining the prior written consent of Mortgagee, Mortgagor shall not consent to, or vote in favor of, the inclusion of all or any part of the Mortgaged Property in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S. Section 48-701, et seq., as amended from time to time. Mortgagor shall immediately give notice to Mortgagee of any notification or advice that Mortgagor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Mortgaged Property in a Community Facilities District. Mortgagee shall have the right to file a written objection to the inclusion of all or any part of the Mortgaged Property in a Community Facilities District, either in its own name or in the name of Mortgagor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

                  (b) Realty Mortgage. If this instrument should be or become ineffective as a deed of trust, then these presents shall be construed and enforced as a realty mortgage with the Mortgagor being the mortgagor and Mortgagee being the mortgagee.

                  (c) Acceptance of Trust. The acceptance by Trustee of this trust shall be evidenced when this Mortgage, duly executed and acknowledged, is made a public record as provided by law. The trust created hereby is irrevocable by Mortgagor.

                  (d) Release and Reconveyance. Upon written request of Mortgagee stating that all of the indebtedness secured hereby has been paid, and upon surrender of this Mortgage and the Note to Trustee for cancellation and retention or, if requested, delivery, then Trustee (and Mortgagee if necessary to clear title), upon payment of Trustee's fees, shall reconvey, without warranty, the Mortgaged Property. The recitals in such reconveyance of any matters or facts shall be conclusive as to the accuracy thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

         Mortgagor has executed this instrument the day and year first above written.

                                   MORTGAGOR:

               CONCORD MILESTONE PLUS, L.P.,
               a Delaware limited partnership

               By:  CM PLUS CORPORATION,
                      a Delaware corporation,
                      Its General Partner



                      By:
                            Name:
                            Title:

STATE OF ________________                 ss.
                                                   ss.    ss.
COUNTY OF ______________                    ss.


         On  ___________________,  before me,  _____________________________,  a
Notary      Public      for      said      state,       personally      appeared
________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.


                           ---------------------------------------
                                             Notary Public

                  (SEAL)

Assignment of leases

STATE OF ________________                   ss.
                                            ss.    ss.
COUNTY OF ______________                    ss.


         On  ___________________,  before me,  _____________________________,  a
Notary      Public      for      said      state,       personally      appeared
________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.


                            ---------------------------------------
                                              Notary Public

                  (SEAL)

                                                       EXHIBIT A

                                                  (Legal Description)



PARCEL 1:

All of those portions of Block 4 of TUCSON GREEN VALLEY UNIT NO. 1, Blocks 1 thru 12, according to the plat of record in the office of the County Recorder of Pima County, Arizona, recorded in Book 16, of Maps, Page 76, more particularly described as follows:

BEGINNING at the Southwest corner of said Block 4;

THENCE South 08 degrees 09 minutes 55 seconds West on a Southerly extension of the West line of said Block 4, a distance of 10.0 feet to a point, said point being the TRUE POINT OF BEGINNING;

THENCE North 08 degrees 09 minutes 55 seconds East, along said previous line and the West line of Block 4, a distance of 927.81 feet to a point of curvature;

THENCE Northeasterly around said curve to the right whose radius is 25.0 feet, a distance of 35.71 feet to a point of tangency on the South right of way line of Esperanza Boulevard, said point also being on the Northerly line of Block 4;

THENCE East, along the North line of said Block 4, a distance of 613.60 feet to a point;

THENCE South, a distance of 220.0 feet to a point;

THENCE East, a distance of 148.43 feet to a point;

THENCE North 08 degrees 09 minutes 55 seconds East, a distance of 45.98 feet to a point;

THENCE South 81 degrees 50 minutes 05 seconds East, a distance of 152.70 feet to a point;

THENCE North 08 degrees 09 minutes 55 seconds East, a distance of 198.18 feet to a point on the South right of way line of Esperanza Boulevard.

THENCE East, along the South right of way line of Esperanza Boulevard, a distance of 40.46 feet to a point;

THENCE South 08 degrees 09 minutes 55 seconds West, a distance of 161.57 feet to a point;

THENCE South, 81 degrees 50 minutes 55 seconds East, a distance of 192.24 feet to a point on the Westerly right of way line of Tucson-Nogales Highway;

THENCE South 00 degrees 25 minutes 06 seconds East, along said Westerly right of way line, a distance of 536.0 feet to a point;

THENCE South 08 degrees 09 minutes 55 seconds West, along said Westerly right of way line, a distance of 361.36 feet to a point;

THENCE North 81 degrees 50 minutes 05 seconds West, a distance of 30.0 feet to a point;

THENCE South 08 degrees 09 minutes 55 seconds West, a distance of 40.0 feet to a point;

THENCE North 81 degrees 50 minutes 05 seconds West, a distance of 1,242.0 feet to a point, said point being the TRUE POINT OF BEGINNING;

EXCEPT the following described Parcels "A" and "B":

PARCEL "A"

All of that portion of Lot 5, in Block 4, of TUCSON GREEN VALLEY UNIT NO. 1, a subdivision of record, according to the plat of record in the office of the County Recorder of Pima County, Arizona, recorded in Book 16, of Maps, Page 76, more particularly described as follows:

BEGINNING at the Southerly point of curvature of Curve No. 2 in said Lot 5;

THENCE South 08 degrees 09 minutes 55 seconds West, along the East right of way line of La Canada Drive, a distance of 134.92 feet to a point, said point being the TRUE POINT OF BEGINNING;

THENCE East, a distance of 162.78 feet to a point;

THENCE South, a distance of 105.07 feet to a point;

THENCE North 81 degrees 50 minutes 05 seconds West, a distance of 176.05 feet to a point on the East right of way of La Canada Drive;

THENCE North 08 degrees 09 minutes 55 seconds East, along said right of way line, a distance of 80.89 feet to a point, said point being the TRUE POINT OF BEGINNING.

PARCEL "B"

All of that portion of Lot 5, in Block 4, of TUCSON GREEN VALLEY UNIT NO. 1, a subdivision of record, according to the plat of record in the office of the County Recorder of Pima County, Arizona, recorded in Book 16, of Maps, Page 76, being more particularly described as follows:

BEGINNING at the Southwest corner of said Lot 5;

THENCE North 08 degrees 09 minutes 55 seconds East, along the West line of said Lot 5, a distance of 40.0 feet to the TRUE POINT OF BEGINNING;

THENCE South 81 degrees 50 minutes 05 seconds East, along a line being 40.0 feet North of and parallel with the South line of said Lot 5, a distance of 320.0 feet to a point;

THENCE North 08 degrees 09 minutes 55 seconds East, along a line being 320.0 feet Easterly of and parallel with the said West line of Lot 5, a distance of
600.0 feet to a point;

THENCE North 81 degrees 50 minutes 05 seconds West, along a line being 640.0 feet North of and parallel with said South line of Lot 5, a distance of 320.0 feet to a point in the said West line of Lot 5;

THENCE south 08 degrees 09 minutes 55 seconds West, along said West line, a distance of 600.0 feet to the TRUE POINT OF BEGINNING.

Property Address:          Green Valley Mall
                           99-255 Esperanza
                           101 La Canada Road
                           Green Valley, Arizona  85614